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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report

                                 March 3rd, 2004

                              ULTRA PETROLEUM CORP.
             (Exact name of registrant as specified in its charter)

     Yukon Territory, Canada             0-29370                  N/A
 (State or other jurisdiction of     (Commission File        (I.R.S. Employer
 incorporation or organization)          Number)          Identification Number)


        (363 North Sam Houston Pkwy, E., Suite 1200., Houston, TX 77060)

                                 (281-876-0120)

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Item 12. Results of Operations and Financial Condition


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

[March 4, 2004]                                   By: /s/ David Russell
                                                      -----------------
                                                      David Russell

March 03, 2004

Ultra Petroleum Reports 437 % Increase in Annual Earnings

    HOUSTON, March 3 /PRNewswire-FirstCall/ -- Ultra Petroleum
(Amex: UPL; Toronto: UP) today reported earnings for the twelve-month period ended December 31, 2003 increased 461 % to $45.3 million or $0.58 per diluted share compared to $8.1 million or $0.10 per diluted share for the same period in 2002. Cashflow (A) for the period increased 265 % to $87.8 million or $1.12 per diluted share, compared to $24.1 million or $0.31 per diluted share for the same period in 2002. Production increased 66 % to 28.9 Bcfe compared to 17.4 Bcfe for 2002. Average natural gas prices for the year were $4.16 as compared to $2.33 for the same period in 2002.

    Earnings for the three-month period ended December 31, 2003 were $19.2 million or $0.24 per diluted share, a 367 % increase from $4.1 million or $0.05 per diluted share for the same period in 2002. Cash flow (A) for the period was $33.1 million or $0.42 per diluted share, a 220 % increase from $10.3 million or $0.13 per diluted share for the same period in 2002. Production increased 59 % to 9.7 Bcfe compared to 6.1 Bcfe for the same quarter in 2002. Average natural gas prices were $4.48 during the quarter, compared to $2.59 for the same period in 2002.

    "Our exceptional financial results in 2003 were driven by our record production levels, stronger gas prices and our close attention to our cost structure, which remains among the best in industry. As we execute the most aggressive drilling program in our history, we expect production to grow by 38 % to 40 Bcfe and proved reserves to grow by another 20% to 1.3 Tcfe. Based on this growth, we anticipate 2004 will be another year of strong financial results," stated Michael D Watford, Chairman, President and CEO.



                                For the                    For the
                       Three-Month Period Ended   Twelve-Month Period Ended
                        31-Dec-03    31-Dec-02     31-Dec-03    31-Dec-02
    Production
      Oil Production -
       Bbls                  63,675       54,087       211,591      151,215
      Natural Gas - Mcf   9,365,920    5,811,036    27,621,759   16,495,751
    Gas Equivalent
     Production - Mcfe    9,747,970    6,135,558    28,891,305   17,403,041

    Realized Production
     Prices
      Oil Price - $/bbl      $33.74       $25.13        $31.86       $25.39
      Gas Price - $/Mcf       $4.48        $2.59         $4.16        $2.33

    Revenues
      Oil Revenue        $2,148,627   $1,359,382    $6,740,539   $3,839,421
      Gas Revenue       $42,005,095  $15,062,272  $114,840,558  $38,502,971
    Total Revenues      $44,153,722  $16,421,654  $121,581,097  $42,342,392

    Operating costs and
     expenses
      Operating
       expenses          $1,142,854     $846,507    $3,627,639   $2,356,986

      Taxes              $5,093,316   $1,652,544   $13,767,668   $4,116,012
      Gathering          $2,632,680   $1,774,592    $7,828,372   $4,937,870
      Depreciation,
       depletion and
       amortization      $5,124,369   $3,518,253   $16,215,714   $9,712,111

      General and
       administrative    $1,523,117   $1,044,730    $5,733,147   $4,199,104
      Stock compensation         $0           $0    $1,018,220   $1,211,165

      Interest and
       debt expense        $699,357     $778,686    $2,850,916   $2,691,608
    Total direct
     expenses           $16,215,693   $9,615,312   $51,041,676  $29,224,856

    Interest and other
     income                 $10,456       $5,596       $36,888      $23,151

    Income Tax -
     Deferred            $8,795,381   $2,710,009   $25,253,670   $5,059,166

    Net Income          $19,153,104   $4,101,929   $45,322,639   $8,081,521
      Per common
       share - basic          $0.26        $0.06         $0.61        $0.11
      Per common
       share - diluted        $0.24        $0.05         $0.58        $0.10

    Cash flow (A)       $33,072,854  $10,330,191   $87,810,243  $24,063,963
      Per common
       share - basic          $0.44        $0.14         $1.18        $0.33
      Per common
       share - diluted        $0.42        $0.13         $1.12        $0.31

    Shares Outstanding   74,547,688   74,087,668    74,547,668   74,087,668

    Weighted Average -
     Basic               74,412,744   73,931,149    74,231,553   73,770,841

    Weighted Average -
     diluted             79,304,844   77,794,239    78,651,439   77,605,018

    Costs per Mcfe
      Operating Expenses      $0.12        $0.14         $0.13        $0.14
      Severance/
       Production Taxes       $0.52        $0.27         $0.48        $0.24
      Gathering               $0.27        $0.29         $0.27        $0.28
    Total Lease Operating     $0.91        $0.70         $0.87        $0.66

    Depletion,
     depreciation and
     amortization             $0.53        $0.57         $0.56        $0.56

    General and
     administrative           $0.16        $0.17         $0.20        $0.24

    These statements are unaudited and subject to year-end adjustment.

     (A) "Cash flow" refers to cash flow from operations before net change in non-cash working capital.


    Reconciliation of
     cash flow from
     operations before
     change in net
     working capital   Three Months Ended Dec 31  Twelve Months Ended Dec 31
                            2003         2002         2003        2002

    Net cash provided
     by operating
     activities         $24,099,931   $9,177,692   $76,461,342  $21,490,488
      Other long-term
       obligations        ($290,834)   ($464,211)  ($1,261,403)  $2,026,604
      Accounts payable
       and accrued
       liabilities      ($6,826,764)    $843,411  ($10,168,165) ($1,799,538)
      Prepaid expenses
       and other
       current assets   ($2,135,887) ($4,843,616)   $1,237,458  ($1,695,459)
      Inventory         $13,589,270           $0   $13,589,270           $0
      Accounts
       receivable        $4,636,819   $5,616,509    $7,950,378   $4,039,741
      Restricted cash          $319         $407        $1,363       $2,127

    Cash flow from
     operations before
     change in net
     working capital    $33,072,854  $10,330,191   $87,810,243  $24,063,963


    Management believes that the non-GAAP measures of cash flow before changes in working capital is useful information to investors because it is widely used by professional analysts and sophisticated investors in valuing oil and gas companies. Many other investors use research reports of these analysts in making investment decisions.


    Ultra Petroleum is an independent, exploration and production company focused on developing its long life natural gas reserves in the Green River Basin of Wyoming, and oil reserves in Bohai Bay, offshore China. Ultra is listed on the American Stock Exchange under the ticker "UPL" and on the Toronto Stock Exchange under the ticker "UP" with 74,763,268 shares outstanding as of the date of this release.


    The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We may use certain terms in this press release, relating to reserves and/or production that the SEC's guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K available from us at 363 North Sam Houston Parkway E., Suite 1200, Houston, TX 77060. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

    This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company's businesses are set forth in their filings with the Securities and Exchange Commission. Full details regarding the selected financial information provided above will be available in the Company's annual report and in the Annual Information form to be filed under the cover of Form 10-K.



SOURCE  Ultra Petroleum
    -0-                             03/03/2004
    /CONTACT: David Russell, Investor Relations of Ultra Petroleum, +1-281-876-0120, ext. 302/
    /Photo:  NewsCom: http://www.newscom.com/cgi-bin/prnh/20020226/DATU029LOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.ultrapetroleum.com /
    (UPL UP.)

CO:  Ultra Petroleum
ST:  Texas
IN:  OIL
SU:  ERN